Exhibit 10.1

ADDENDUM NUMBER 2 TO LEASE AGREEMENT

This is an ADDENDUM NUMBER 2 TO LEASE AGREEMENT (“Addendum”) dated June 23, 2008 (“Lease”) by and between WINDMILL DURANGO OFFICE II, LLC (hereinafter known as “Landlord”) and ALLEGIANT AIR, LLC (hereinafter known as “Tenant”). If any provision(s) contained herein is (are) inconsistent with provision(s) contained in the main body or any other Exhibits of said Lease, then the provision(s) of this Addendum shall control.

SECTION 1.5 of the Lease is amended in its entirety to now read as follows:

The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 8350 South Durango, Las Vegas, Nevada and further described at Exhibit “B” as “Two Story Office 2”. The Project is known as Durango Commons. (See Section 2.1)

SECTION 1.6 of the Lease is amended in its entirety to now read as follows:

Suite/Space No. 100 and 110 containing approximately 11,686 Rentable square feet of floor area (10,003 Useable square feet). (See Exhibit A-1 and Section 2.2)

SECTION 1.9 of the Lease is amended in its entirety to now read as follows:

21.04%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building. The total Rentable Area of the Building is 55,544 Rentable square feet.

SECTION 1.10 of the Lease is amended in its entirety to now read as follows:

The initial Base Rent shall be $1.98 per Rentable sq. ft., per month (NNN).

The Base Rent shall be increased as follows:

Lease Year	Rental Rate Per Square Foot Per Month (NNN)	Monthly Installments of Base Rent

1	$1.98	$23,138.28
2	$2.13	$24,891.18
3	$2.19	$25,592.34
4	$2.26	$26,410.36
5	$2.33	$27,228.38
6	$2.40	$28,046.40
7	$2.47	$28,864.42
8	$2.54	$29,682.44
9	$2.62	$30,617.32
10	$2.70	$31,552.20

ALL OTHER TERMS:

Except as set forth above, all other terms and conditions shall be as set forth in the Lease.

AGREED AND ACCEPTED THIS 17th DAY OF JUNE, 2009.

LANDLORD:		TENANT:

WINDMILL DURANGO OFFICE II, LLC		ALLEGIANT AIR, LLC

WINDMILL DURANGO, LP
(Managing Member of WINDMILL DURANGO		By:	/s/ Scott Sheldon
OFFICE II, LLC)
Scott Sheldon
IDC WINDMILL DURANGO, LLC			(Print Name)
(General Partner of WINDMILL DURANGO, LP)

		Its:	VP Accounting
By:	/s/ Jeff Susa
JEFF SUSA, Managing Member